EX-99.906 CERT

CERTIFICATIONS

Carolyn B. Goldhaber, President and Principal Executive Officer, and Jennifer L. Leamer, Treasurer and Principal Financial Officer, of Segall Bryant & Hamill Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Segall Bryant & Hamill Trust	Segall Bryant & Hamill Trust

/s/ Carolyn B. Goldhaber	/s/ Jennifer L. Leamer
Carolyn B. Goldhaber, President/Principal Executive Officer	Jennifer L. Leamer, Treasurer/Principal Financial Officer

Date: September 12, 2024	Date: September 12, 2024

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Segall Bryant & Hamill Trust and will be retained by Segall Bryant & Hamill Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission.